Exhibit 99.1

                                                   May 8, 2001

IMPORTANT REMINDER

Dear Stockholder:

Recently we sent you proxy materials for the 2001 Annual Meeting of Stockholders of Bowne & Co., Inc., to be held on May 24, 2001.

According to our records, we have not yet received your proxy for that meeting. Regardless of the number of shares you may own, the management of Bowne considers it important that your shares be represented at the Annual Meeting. Because the time remaining is short, we urge you to sign, date and mail the enclosed voting instructions card as soon as possible.

Even if you have already mailed your voting instructions, we recommend that you send another on the enclosed form in order to be sure that you will be represented. A postage prepaid envelope is also enclosed for your convenience. Alternatively, you may vote by telephone or by e-mail by following the instructions printed at the top of your card.

Before you give us your instructions, we hope you will take a few minutes to read the Proxy Statement we sent you with your original package. It contains important information about the Company and the Annual Meeting In reviewing the Proxy Statement, please note that the following information was inadvertently omitted: Audit fees. During 2000, the Company paid $806,400 to its independent public accountants for their audit of the Company’s annual financial statements and their review of the quarterly statements. All other fees. The company paid no fee to the same accounting firm for professional services relating to financial information systems design and implementation, and paid $1,494,696 for other professional services by the same accounting firm.

If you have questions about the matters to be considered at the Annual Meeting, please telephone our proxy solicitors, D.F. King & Co., Inc., toll free at 1-800-269-6427. Also advise D. F. King & Co. if you did not already receive your copies of our Notice of Meeting and Proxy Statement, our Annual Report or our Form 10-K.

Sincerely yours,

Douglas F. Bauer Counsel & Corporate Secretary

PLEASE ACT PROMPTLY